UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2025

iCoreConnect Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41309	86-2462502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

529 Crown Point Road, Suite 250 Ocoee, FL	34761
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 810-7706

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ICCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, iCoreConnect Inc. (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with: (i) the minimum stockholders’ equity requirement for continued listing set forth in Listing Rule 5550(b)(1); (ii) Listing Rule 5250(b)(1) due to the Company’s failure to promptly disclose the information in its Form 8-K dated March 26, 2025; (iii) Listing Rule 5250(a)(1) due to its failure to include the disclosure in its Form 8-K dated March 26, 2025, in its hearing submission to the Nasdaq Hearings Panel (“Panel”), which was submitted on March 14, 2025; and (iv) Listing Rule 5250(c)(1) since it had not yet filed its Form 10-K for the period ended December 31, 2024.

The Company requested a hearing, which had the effect of staying any suspension or delisting action pending the conclusion of the hearings process. On April 24, 2025, the Company received notification from the Panel that it has granted an extension until May 15, 2025 to file its Form 10-K for the period ended December 31, 2024, and until June 30, 2025, to demonstrate compliance with all continued listing requirements for the Nasdaq Capital Market.

The notification received by the Company also served as a Public Reprimand Letter in accordance with Listing Rule 5815(c)(1)(D) due to the Company’s failure to promptly disclose the information in its Form 8-K dated March 26, 2025 pursuant to Listing Rule 5250(b)(1) and due to its failure to include the disclosure in its Form 8-K dated March 26, 2025, in its hearing submission to the Panel pursuant to Listing Rule 5250(a)(1). The Public Reprimand Letter closes the violation of Listing Rule 5250(b)(1) and Listing Rule 5250(a)(1).

Item 8.01 Other Events.

On March 10, 2025, the Company received notice from PIGI Solutions, LLC (“PIGI”) that PIGI was exercising its purported right as a secured creditor under the Uniform Commercial Code (Del. UCC § 9-613) to conduct a public auction of substantially all of the Company’s personal property. PIGI has indicated that the closing of the auction is to occur on or after May 9, 2025. PIGI claims the Company owes $2,434,243 in principal and interest, which the Company disputes. The disputed amounts arise out of a finder’s fee agreement discussed below.

On April 4, 2025, the Company and its wholly-owned subsidiary, iCore Midco Inc., a Nevada corporation (“Midco”) filed a complaint in the United States District Court Middle District of Florida initiating a civil action against PIGI and John Schneller (the “Defendants”). In the complaint, the Company and Midco assert, among other claims, that the Defendants fraudulently induced Midco into a finder’s fee agreement, under which PIGI allegedly acted as an unregistered broker-dealer, and that the finder’s fee agreement is voidable under Section 29(b) of the Securities Exchange Act of 1934. The relief requested includes, among other things, rescission of the finder’s fee agreement and related loan documents, injunctive relief against PIGI taking any further action to enforce the finder’s fee agreement, and monetary damages.

On April 4, 2025, along with the complaint, the Company and Midco filed an emergency motion for a temporary restraining order and for a preliminary injunction to enjoin PIGI from conducting the auction, which motion was denied.

The Company and PIGI are currently in settlement discussions related to the above matters, and, although there is no assurance as to the final outcome of the discussions, the Company continues to believe it will be successful in preventing the sale or disposition of its assets. PIGI has confirmed in writing that the Company has the right to satisfy the amounts claimed by PIGI and stop the auction and sale process at any time prior to closing a sale of its assets, which shall not occur prior to May 10, 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCoreConnect Inc. (Registrant)

Dated: April 25, 2025	By:	/s/ Robert McDermott
	Name:	Robert McDermott
	Title:	President and Chief Executive Officer

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